Exhibit 10.J
RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES
OF
BREWSTER INC.
As amended and restated
effective January 1, 2010
December, 2009

RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES OF
BREWSTER INC.
FOREWORD
Effective April 15, 1982, the Canadian Greyhound Employees Retirement Income Plan was amended to provide for the participation of designated Employees of Brewster Transport Company Limited.
Effective May 31, 1996 those designated Employees of Brewster Transport Company Limited who were Members of the Canadian Greyhound Employees Retirement Income Plan (the “Prior Plan”) terminated membership in said plan and became Members of the Retirement Plan for Management Employees of Brewster Transport Company Limited, effective June 1, 1996.
For the purpose of determining the eligibility and the amount of benefits under the Retirement Plan for Management Employees of Brewster Transport Company Limited (the “Plan”), Continuous Service and Credited Service under the Prior Plan shall be recognized. In no event will benefits accrued to May 31, 1996 with respect to membership in the Prior Plan be less under this Plan.
Appropriate assets with respect to benefits accrued prior to May 31, 1996, as determined by an Actuary and approved by government regulatory authorities, were transferred from the pension Fund of the Prior Plan to the pension fund of this Plan.
The Plan has been amended from time to time thereafter and effective January 1, 2000 it was amended and restated to allow Members to make money purchase contributions for the purpose of enhancing their benefits under the Plan and to reflect the merger of The Pension Plan for the Employees of Banff Lifts Ltd. (the “Banff Lifts Plan”) into the Plan. The benefits for members of the Banff Lifts Plan for service to December 31, 1999 will be determined pursuant to the terms of the Banff Lifts Plan as it read on December 31, 1999 and the benefits of the members for service after December 31, 1999 will be based on the provisions of this Plan. The terms of the Banff Lifts Plan on December 31, 1999 are attached as Appendix A.
Effective February 1, 2000, Banff Lifts Ltd. amalgamated with Cascade Holdings (Banff) Inc. to form Brewster Inc. Effective on that date, employees of Banff Lifts Ltd. became employees of Banff Sulphur Mountain Gondola an operating division of Brewster Inc.
The Plan is hereby amended and restated effective January 1, 2010, to incorporate prior amendments and to close the Plan to new members. Any employee hired by the Company on or after January 1, 2010, will not become a Member of the Plan.
Except as otherwise required by applicable legislation, the rights and entitlements of any Member who retired, died or otherwise terminated employment before January 1, 2010 shall be governed by the terms of the Plan as in effect at the date of termination of employment.
The Plan, as contained herein, is subject to continued registration with Canada Revenue Agency, so that the Company is entitled to deduct its contributions as expenses under the Income Tax Act or any other applicable tax laws, and with Alberta Finance and Enterprise.

Retirement Plan For Management Employees of Brewster Inc.	December 2009

ARTICLE 1
DEFINITIONS
Wherever used in this Plan, the following terms will have the meanings given below unless the context clearly indicates otherwise.
1.01	“Act” means the Employment Pension Plans Act of Alberta and any future legislation amending, supplementing, superseding or incorporating it, and any regulations issued pursuant to it or such other provincial pension benefits legislation as may be applicable to a Member in the circumstances.

1.02	“Actuarial Equivalent” means a benefit of equal value computed on an actuarial basis that is consistent with the basis applicable to the calculation of a Commuted Value in respect of the Member, as adopted by the Company, as recommended by the Actuary, subject to the Act and the Income Tax Rules.

1.03	“Actuary” means the actuary appointed by the Company for the purposes of the Plan. Such actuary must be a fellow of the Canadian Institute of Actuaries.

1.04	“Ancillary Value” means the value determined pursuant to Section 5.04.

1.05	“Banff Lifts Member” means a Member who was participating in the Banff Lifts Plan on December 31, 1999 and who became a Member of this Plan effective January 1, 2000.

1.06	“Banff Lifts Pension” means the pension determined by reference to Section 5.05.

1.07	“Banff Lifts Plan” means the Pension Plan for the Employees of Banff Lifts Ltd. as it read on December 31, 1999.

1.08	“Beneficiary” of a Member means the person designated pursuant to Section 9.05.

1.09	“Commuted Value” means, in relation to benefits that a person has a present or future entitlement to receive, a lump sum amount which is the actuarial present value on any specified date of those benefits computed at the rate of interest and using the actuarial tables and other assumptions as may be adopted by the Company or an authorized officer of the Company, subject to the requirements of the Act and the Income Tax Rules.

1.10	“Company” means Brewster Inc. and associated subsidiaries. The term “Company” as used in Article 15 regarding administration and Article 17 regarding the power to amend or terminate the Plan means Brewster Inc. only and does not include any associated subsidiaries.

1.11	“Continuous Service” means service determined pursuant to Section 3.01.

1.12	“Credited Return” in respect of Money Purchase Contributions means the rate of return earned by the applicable portion of the Pension Fund (net of expenses) in which the contribution is invested from the date of contribution until the date of computation.

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1.13	“Credited Service” means service credited pursuant to Section 3.02, 3.03, 3.04 and 3.05.

1.14	“Defined Benefit Account” means the account established within the Pension Fund pursuant to Section 12.01(a).

1.15	“Defined Benefit Pension” means the pension determined by reference to Section 5.03.

1.16	“Early Retirement Date” of a Member means the date determined pursuant to Section 4.02.

1.17	“Earnings” of a Member means basic salary or wages paid to the Member by the Company and will exclude overtime pay, bonuses and any other additional remuneration or taxable benefits. For the purposes of any applicable benefit calculations, it will be assumed that a Disabled Member receives Earnings at the same rate as was in effect on the date of his Total Disability and a Member on a Leave of Absence receives Earnings at the same rate as was in effect on the date that the Leave of Absence commenced.

1.18	“Employee” means a person who is employed by Brewster Inc. prior to January 1, 2010 and is designated by the Company as being employed in a managerial or supervisory capacity (“Brewster Employee“); or between January 1, 2000 and January 31, 2000 inclusive a person who is employed by Banff Lifts Ltd., and effective February 1, 2000 and after a person employed in the Banff Sulphur Mountain Gondola division of Brewster Inc. (“Banff Gondola Employee“)

1.19	“Highest Average Earnings” of a Member means the average of the Member’s highest annual Earnings in any three (3) calendar years of Credited Service, including Compensation in any calendar years of Continuous Service under the Banff Lifts Plan, determined as at the date of termination of Continuous Service, death, retirement, Plan termination, whichever occurs first. For Members with less than three (3) calendar years of Credited Service, Highest Average Earnings means the aggregate of the Member’s monthly Earnings received while an Employee divided by the number of months of his Credited Service.

For the sole purpose of determining Highest Average Earnings, the Earnings of a Member who is employed on a less than full-time basis, shall be annualized for each Plan Year of less than full-time employment. To annualize such a Member’s Earnings, the actual Earnings received by the Member while employed on a less than full-time basis in the Plan Year shall be multiplied by the ratio of the hours regularly scheduled to be worked by full-time Members to the Member’s actual hours worked on a less than full-time basis in the Plan Year.

1.20	“Funding Agent” means the trust company or insurance company appointed by the Company pursuant to Section 12.01 for the purpose of holding and administering the Pension Fund.

1.21	“Funding Agreement” means an agreement between the Company and a Funding Agent pursuant to Section 12.01.

1.22	“Income Tax Rules” means the provisions of the Income Tax Act of Canada and the Regulations thereunder.

1.23	“Leave of Absence” means a period of temporary suspension of employment not exceeding fifty-two (52) weeks. It shall also mean a temporary period of suspension of employment not exceeding fifty-two (52) weeks where a Member is on pregnancy, parental or other statutory leave.

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1.24	“Member” means a person who has enrolled in the Plan pursuant to Article 2 and who is entitled to receive a benefit under the Plan. “Active Member” means a Member who is an Employee other than a Disabled Member or Suspended Member. “Deferred Member” means a Member who is no longer an Employee and who is entitled to receive a deferred pension pursuant to Article 7. “Disabled Member” means a Member who is Totally Disabled and is accruing benefits under the Plan pursuant to Section 3.03. “Retired Member” means a Member who is receiving a pension pursuant to the terms of the Plan.

1.25	“Money Purchase Account” of a Member means the account established in his name pursuant to Section 12.01(b).

1.26	“Money Purchase Contributions” means the contributions made by the Member pursuant to Section 14.01.

1.27	“Money Purchase Pension” means a pension determined by reference to Section 5.02.

1.28	“MP Factor” means the factor determined pursuant to Section 5.02.

1.29	“Normal Retirement Date” of a Member means the first day of the month coincident with or next following the Member’s 65th birthday.

1.30	“Pension Fund” means all sums of money and other property acquired by the Funding Agent to hold for the purposes of this Plan, and all earnings and profits thereon, and proceeds, investments and reinvestments thereof, less payments made by the Funding Agent from the said fund as authorized herein.

1.31	“Plan” means the Retirement Plan for Management Employees of Brewster Inc., as set forth in this document and as the same may be amended from time to time.

1.32	“Plan Factors” means such standards and procedures for determining amounts of pension, Commuted Values of pensions and other standards and procedures of a like nature as are adopted from time to time by the Company or an authorized officer of the Company and which shall produce values in accordance with those prescribed by the Act and the Income Tax Rules.

1.33	“Plan Year” means June 1, 1996 to December 31, 1996 with respect to the first year of operation and thereafter means the period commencing on each January 1 and ending on the following December 31.

1.34	“Postponed Retirement Date” of a Member means the date determined pursuant to Section 4.03.

1.35	“Predecessor Company” means Banff Lifts Ltd.

1.36	“Present Value Factor” means, in respect of an annual pension amount, the present value for $1.00 of such pension determined on an actuarial basis that is consistent with the basis that applicable to the calculation of a Commuted Value in respect of the Member, using the methods and assumptions adopted by the Company, subject to the Act and the Income Tax Rules.
(a)	“Spouse” of a Member means a person who, at the relevant time, was married to the Member and had not been living separate and apart from the Member for 3 or more consecutive years, or

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(b)	if there is no person to whom sub clause (a) applies, a person who, immediately preceding the relevant time, had lived with the Member in a conjugal relationship
(i)	for a continuous period of at least 3 years, or

(ii)	of some permanence, if there is a child by the relationship by birth or adoption.
1.37	“Totally Disabled” means, in respect of a Member, suffering from a mental or physical condition that, as determined by the Company on the basis of the certification of a licensed medical doctor prevents the Member permanently or in the foreseeable future from performing the assigned duties of his job or any other job for which he is reasonably suited by virtue of his education, training or experience and there is no reasonable expectation that he will recover. “Total Disability” has a corresponding meaning.

1.38	“YMPE” means, in any year, the Year’s Maximum Pensionable Earnings established for that year under the provisions of the Canada Pension Plan or the Quebec Pension Plan, whichever is applicable to the Member concerned.
ARTICLE 2
ELIGIBILITY AND PARTICIPATION
2.01	Continuing Members

A person who is a Member of the Plan on December 31, 2009 and who does not break Continuous Service on January 1, 2010 shall remain a Member of the Plan on January 1, 2010.

An employee of Banff Lifts Ltd. who was participating in the Banff Lifts Plan on December 31, 1999 and who became a Banff Gondola Employee on January 1, 2000 became an Active Member of the Plan on January 1, 2000.

2.02	New Members

Effective January 1, 2010, the Plan is closed to new Members. Any Employee hired after December 31, 2009, will not be entitled to become a Member.

Each full-time Employee hired before January 1, 2010, who is not a Member on December 31, 2009,shall become an Active Member of the Plan on the first day of the month following date of hire.

Each Employee employed on a less than full-time basis, hired before January 1, 2010, but not a Member on December 31, 2009, shall become a Member of the Plan at any time after completing at least two (2) years of employment with the Company and having earned at least thirty-five percent (35%) of the YMPE in each of two (2) consecutive calendar years.

2.03	Waiver

The Company may waive the eligibility requirements for any Employee.

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2.04	Enrollment

Each full-time Employee, shall file with the Company or its agent an enrollment form provided by the Company for this purpose. Any other Employee, who meets the eligibility requirements set forth above shall file such an enrollment form in the same manner as a full-time Employee.

2.05	Continuing Participation as a Member

An Active Member may not terminate membership in the Plan while employed by the Company as an Employee. In addition, a Member who is or becomes employed on a less than full-time basis shall not cease to be a Member or to accrue pension benefits under the Plan only because he earns less than thirty-five percent (35%) of the YMPE in each of two (2) consecutive calendar years.

2.06	Re-Employment — Deferred Member

If a former Employee, other than a person described in Article 2.07, is subsequently re-employed by the Company, the Employee shall for purposes of the Plan be treated as a new Employee, except that any right to a deferred pension he may have as a result of his prior period of Credited Service shall not be affected by this provision and such deferred pension shall not be allowed to commence during the period of re-employment. For greater certainty, any pension earned after the date of re-employment shall be calculated based only on Credited Service after that date.

2.07	Re-Employment – Retired Member

If a Retired Member is re-employed by the Company, he shall continue to receive his pension but he shall not be permitted to again join the Plan nor shall he accrue further pension benefits during the period of re-employment.
ARTICLE 3
SERVICE
3.01	Continuous Service

Continuous Service of a Member means the most recent period of continuous uninterrupted employment as an Employee with the Company including any employment with the Predecessor Company and any Leave of Absence. The following breaks in the continuity of employment shall be ignored:
(a)	a period of absence from employment following termination thereof if followed by reinstatement with past service unimpaired; and

(b)	a period of layoff, furlough or other absence if followed by return to service with past service unimpaired.

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3.02	Credited Service

Credited Service means that period of a Member’s Continuous Service in Canada during which he is an Active Member of the Plan plus any service credited pursuant to Section 3.03 or 3.04 and any Credited Service accrued under the Canadian Greyhound Employees Retirement Income Plan by a Member who transferred to this Plan effective June 1, 1996 but excluding any period of “Pensionable Service” which a Banff Lifts Member accrued under the Banff Lifts Plan. Credited Service shall be determined from the records of the Company in accordance with such rules and regulations as may from time to time be in effect.

Subject to the Act and the Income Tax Rules, a Member who is absent due to a Leave of Absence will continue to accrue Credited Service under the Plan. Notwithstanding any other provisions of the Plan, in no event will a Member receive Credited Service for periods of Leave of Absence in excess of five years of full-time equivalent remuneration, plus three years of full-time equivalent remuneration for periods of parenting, throughout his period of employment with the Company after December 31, 1990, in accordance with the Act and the Income Tax Rules.

3.03	Credited Service while Totally Disabled

If an Active Member becomes Totally Disabled, the Member’s Continuous Service shall not be broken, the Member shall become a Disabled Member and the Member shall continue to accrue Credited Service until the earliest of:
(a)	the date he ceases to be Totally Disabled;

(b)	the date he dies;

(c)	the date he retires pursuant to the Plan;

(d)	his Normal Retirement Date; and

(e)	the date the Plan is terminated in respect of the class of employees in which the member last worked.
Upon the earliest of the above-noted dates, the Disabled Member’s Continuous Service shall be broken unless the Member returns to active employment as an Employee at that time. Credited Service accrued pursuant to this Section shall accrue at the same rate as the Disabled Member was accruing Credited Service immediately prior to becoming disabled.

The Company may, by written notice, require a Disabled Member to submit to medical examination at any time prior to his Normal Retirement Date in order to determine such Disabled Member’s eligibility for continued accrual of Credited Service, provided that such examinations may not be required more frequently than semi-annually. If:
(a)	on the basis of a medical examination the Company finds that the Member is no longer Totally Disabled;

(b)	the Member engages in gainful employment other than for purposes of occupational therapy directed toward physical rehabilitation; or

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(c)	such Member refuses to submit to a medical examination;
as determined by the Company, accrual of Credited Service under this Section shall cease effective on: (i) the date when the Company finds that the Member is no longer Totally Disabled, (ii) the date when the Member engaged in gainful employment for purposes other than occupational therapy, or (iii) the date when the Company last issued written notice requesting the Member to submit to medical examination, whichever is applicable. At such time, if the Member does not return to employment with the Company, he shall be deemed to have broken Continuous Service and his entitlement under the Plan shall be determined pursuant to Article 4, 7 or 9, whichever is applicable.

A Member may continue to contribute pursuant to Section 14.01 in respect of a period of Credited Service provided under this Section.

3.04	Prior Service Transferred into Plan

Credited Service shall include any period of service, as approved by the Company and deemed permissible under the Income Tax Rules, during which the Member was in employment with the Company or a predecessor employer and for which the Member has paid contributions in full into the Fund and/or for which the Member has made a qualifying transfer under the terms of the Income Tax Rules into the Fund. The amount of contribution and/or qualifying transfer shall be determined by the Actuary in accordance with the Plan Factors. Additional benefits resulting from the crediting of this service shall be subject to the provisions of Article 10.

3.05	Determination and Measurement of Credited Service

Credited Service shall be expressed as a period of years and fractions thereof, rounded to three decimals. For a Member who is employed on a less than full-time basis, Credited Service shall be determined for each Plan Year of less than full-time employment by multiplying the Member’s period of Credited Service as defined pursuant to Section 3.02, 3.03 and 3.04 by the ratio of such Member’s actual hours worked on a less than full-time basis during the Plan Year to the hours regularly scheduled to be worked by full-time Members during that time period.
ARTICLE 4
RETIREMENT
4.01	Normal Retirement

Subject to Sections 4.02 and 4.03, an Active Member or Disabled Member shall retire on his Normal Retirement Date. A Member who retires on his Normal Retirement Date shall receive a retirement pension calculated pursuant to Section 6.01.

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4.02	Early Retirement

An Active Member or Disabled Member may elect to retire prior to his Normal Retirement Date on the first day of any month coincident with or following attainment of his fiftieth (50th) birthday. The date selected by the Member for early commencement of his pension under the Plan shall be his Early Retirement Date. A Member who elects early retirement shall receive, commencing on his Early Retirement Date, a retirement pension calculated pursuant to Section 6.02.

4.03	Postponed Retirement

An Active Member may, with the consent of the Company, remain in active employment beyond the Member’s Normal Retirement Date. The retirement pension of a Member who postpones retirement beyond his Normal Retirement Date shall commence on the first day of the month coincident with or next following the earliest of:
(a)	the first day of the month coincident with or following the date on which the Member retires from active employment with the Company;

(b)	the first day of any month selected by the Member; and

(c)	the first day of December in the year in which the Member attains age 69 or such later date as may be permitted under the Income Tax Rules;
and such date shall be the Member’s Postponed Retirement Date. A Member who retires on his Postponed Retirement Date shall receive, commencing on such Postponed Retirement Date, a retirement pension calculated pursuant to Section 6.04. A Member shall not accrue further Credited Service after his Postponed Retirement Date.
ARTICLE 5
PENSION FORMULA
5.01	Amount of Pension

Subject to Article 10, the benefits of a Member under this Plan shall be the Member’s Defined Benefit Pension and Money Purchase Pension, plus the Banff Lifts Pension if applicable, determined by reference to the provisions of this Article.

5.02	Money Purchase Pension

For the purposes of the offset under Section 5.03(b), a Money Purchase Pension shall be calculated for a Member equal to the annual pension payable at the Member’s Normal Retirement Date which can be provided by the balance of his Money Purchase Account when such balance is applied to produce a pension with a Present Value Factor (the “MP Factor”) equal to the following:
(X + Y) Z
     Y

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where	X equals:	the balance in the Money Purchase Account of the Member;

	Y equals:	Z multiplied by the annual amount of Defined Benefit Pension determined under Section 5.03(a);

	Z equals:	the Present Value Factor for $1.00 of lifetime pension (payable commencing when the Member reaches Normal Retirement Date) pursuant to the terms of the Plan, determined as if payable as a Defined Benefit Pension payable in the normal form under Section 8.01, or in the form required under Section 8.04 if applicable, and without any indexing under Article 11, provided that such MP Factor shall not exceed the Present Value Factor of a lifetime pension with the maximum level of ancillary benefits offered under Section 5.04 (including any applicable bridging benefits), reflecting the limitations contained in Section 6.02(e), 6.06, 8.02, 8.05, Article 10 and Section 11.01.

5.03	Defined Benefit Pension

A Member’s annual Defined Benefit Pension shall be equal to:
(a)	2% of the Member’s Highest Average Earnings multiplied by the Member’s Credited Service (provided that such pension shall not exceed the amount determined by reference to Section 10.01);
REDUCED BY
(b)	the annual amount of Money Purchase Pension determined pursuant to Section 5.02;
provided that the resulting amount shall not be less than zero.

However, if a Member retires pursuant to Section 4.01, 4.02 or 4.03, and does not elect to transfer his Money Purchase Account out of the Pension Fund pursuant to Section 6.05, or if the Member is entitled to a deferred pension pursuant to Section 7.02 and the Member does not elect to transfer his Money Purchase Account out of the Pension Fund pursuant to Section 7.05, then the following rules shall apply.
(c)	The Member’s Defined Benefit Pension which, pursuant to Section 6.01, 6.02, 6.04, or 7.02, is calculated by reference to the first paragraph of this Section 5.03 shall be determined without the offset provided under Section 5.03(b).

(d)	The redetermination of the Member’s Defined Benefit Pension pursuant to (c) above shall be subject to certification by the Minister of Revenue of any past service pension adjustment that arises due to such redetermination, as reduced by any qualifying transfer arising from the transfer described in (e) below.

(e)	The balance of the Member’s Money Purchase Account, not exceeding the limit contained in the last paragraph of Section 5.04, Part B (Member Transfers Money Purchase Account to Defined Benefit Account), shall be transferred to the Defined Benefit Account as of the date of pension commencement chosen by the Member. However, if the balance of the Member’s Money Purchase Account exceeds the limit contained in the last paragraph of Section 5.04, Part B, then a portion of the Member’s Money

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Purchase Account equal to such limit shall be transferred to the Defined Benefit Account and the remainder of the Money Purchase Account shall be paid to the Member in cash.
5.04	Ancillary Value and Enhancement of Pension

The provisions of Part A or Part B below, as applicable, determine the enhancement of a Member’s pension.

Part A: Member Transfers Money Purchase Account outside Plan

If a Member has a Money Purchase Account and elects to transfer that Money Purchase Account out of the Pension Fund pursuant to Section 6.05 or 7.05, then the Member shall be credited with an Ancillary Value equal to:
(a)	the value Y determined pursuant to Section 5.02;
MINUS
(b)	the annual Defined Benefit Pension determined pursuant to Section 5.03 after the offset provided under Section 5.03(b), multiplied by the factor Z determined pursuant to Section 5.02.
The Member may elect to allocate his Ancillary Value to provide one or more of the following enhancements to his Defined Benefit Pension by completing and filing an election form in the manner prescribed by the Company:
(c)	If the Member’s pension would be subject to a reduction for early retirement under Section 6.02(c) that early retirement reduction may be lessened, or waived entirely if possible, pursuant to Section 6.02(e) subject to the minimum reduction required under Section 6.02(e).

(d)	If the Member does not have a Spouse or if the mandatory joint and survivor form is waived pursuant to Section 8.06, then the Member’s pension may be guaranteed pursuant to Section 8.02 but the guarantee period shall not exceed 180 months. If the Member does have a Spouse, the benefit may be paid in the form of a joint and two-thirds survivor pension pursuant to Section 8.05 which is unreduced or reduced on a less than actuarial basis and which may include a guarantee of 60 months.

(e)	The Member’s pension and any bridging benefits may be granted indexing pursuant to the provisions of Article 11.

(f)	The Member may elect to receive a bridging benefit payable from his Early Retirement Date pursuant to Section 6.03, but subject to the limits imposed by Article 10.
The Member must complete and file such election with the Company no later than the date of pension commencement chosen by the Member or the Member shall be deemed to have elected to allocate his Ancillary Value to each of (c), (d), (e) and (f) above in turn in descending order. If the Ancillary Value is not exhausted by one item the balance of the Ancillary Value shall be allocated to each subsequent item in turn until the Ancillary Value is exhausted or until the maximum allocation has occurred under all of (c), (d), (e) and (f).

Part B: Member Transfers Money Purchase Account to Defined Benefit Account

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If a Member retires pursuant to Section 4.01, 4.02 or 4.03, and does not elect to transfer his Money Purchase Account out of the Pension Fund pursuant to Section 6.05, or if the Member is entitled to a deferred pension pursuant to Section 7.02 and the Member does not elect to transfer his Money Purchase Account out of the Pension Fund pursuant to Section 7.05, then:
(a)	the Member shall be credited with an Ancillary Value equal to the balance of his Money Purchase Account transferred pursuant to Section 5.03(e); and

(b)	the following provisions of Part B of this Section shall apply to that Member.
The Member may elect to allocate his Ancillary Value to provide one or more of the following enhancements to his Defined Benefit Pension by completing and filing an election form in the manner prescribed by the Company:
(c)	If the Member’s pension would be subject to a reduction for early retirement under Section 6.02(c), then that early retirement reduction may be lessened, or waived entirely if possible, pursuant to Section 6.02(e), subject to the minimum reduction required under Section 6.02(e).

(d)	If the Member does not have a Spouse or if the mandatory joint and survivor form is waived pursuant to Section 8.06, then the Member’s pension may be guaranteed pursuant to Section 8.02 but the guarantee period shall not exceed 180 months. If the Member does have a Spouse, the Member’s pension may be paid in the form of a joint and two-thirds survivor pension pursuant to Section 8.05 which is unreduced or reduced on a less than actuarial basis and which may include a guarantee of 60 months.

(e)	The Member’s pension and any bridging benefits may be granted indexing pursuant to the provisions of Article 11.

(f)	The Member may elect to receive a bridging benefit payable from his Early Retirement Date pursuant to Section 6.03, but subject to the limits imposed by Article 10.
The Member must complete and file such election with the Company no later than the date of pension commencement chosen by the Member or the Member shall be deemed to have elected to allocate his Ancillary Value to each of (c), (d), (e) and (f) above in turn in descending order. If the Ancillary Value is not exhausted by one item the balance of the Ancillary Value shall be allocated to each subsequent item in turn until the Ancillary Value is exhausted or until the maximum allocation has occurred under all of (c), (d), (e) and (f).

A Member’s Ancillary Value shall be allocated to provide enhancements under (c), (d), (e) and (f) to the fullest extent possible. However, the amount transferred from the Member’s Money Purchase Account to the Defined Benefit Account pursuant to the second paragraph of Section 5.03 shall not exceed the Commuted Value of the offset to the Defined Benefit Pension determined under Section 5.03(b) when valued using the MP Factor determined for the Member pursuant to Section 5.02.

5.05	Banff Lifts Pension

A Member’s annual Banff Lifts Pension shall be calculated based on the applicable terms of the Banff Lifts Plan attached as Appendix A, and determining the “Final Earnings” and “Indexed Compensation” of the Member (as those terms are used in Appendix A) at the time the Member retires or otherwise terminates employment with the Company as if he had continued to participate in the Banff Lifts Plan until that date and using “Pensionable Service” accrued under the Banff Lifts Plan to December 31, 1999.

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ARTICLE 6
RETIREMENT PENSION
6.01	Normal Retirement Pension

A Member who retires on his Normal Retirement Date shall receive a retirement pension calculated pursuant to Section 5.01, 5.02, 5.03 and 5.04 based on the Member’s Credited Service and Highest Average Earnings on his Normal Retirement Date and the value of his Money Purchase Account at that time.

In addition, if the Member is a Banff Lifts Member he shall receive his Banff Lifts Pension calculated pursuant to Section 5.05.

6.02	Early Retirement Pension

A Member who retires on his Early Retirement Date shall receive a retirement pension based on the Member’s Credited Service and Highest Average Earnings on his Early Retirement Date and the value of his Money Purchase Account at that time, and calculated according to the following procedure:
(a)	The Member’s MP Factor shall be calculated by reference to Section 5.02 except that the formula for the MP Factor shall be modified to read as:
(X + YE) Z
     Y

where	X, Y and Z are determined pursuant to Section 5.02; and

	YE equals:	the Commuted Value of the benefits payable commencing on the Member’s Early Retirement Date, determined as if payable as a Defined Benefit Pension without the offset provided under Section 5.03(b), payable in the normal form under Section 8.01, or the joint and survivor form required pursuant to Section 8.04 if applicable, and without any indexing under Article 11, and after reduction pursuant to the reduction factor specified in Section 6.02(c), provided that such MP Factor shall not exceed the Present Value Factor of a lifetime pension with the maximum level of ancillary benefits offered under Section 5.04 (including any applicable bridging benefits), reflecting the limitations contained in Section 6.02(e), 6.06, 8.02, 8.05, Article 10 and Section 11.01.

The Member’s Money Purchase Pension offset pursuant to Section 5.02 shall then be calculated based on this MP Factor.

(b)	The Member’s Defined Benefit Pension shall be calculated pursuant to Section 5.03 and:

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(i)	if the Member elects to transfer his Money Purchase Account out of the Pension Fund pursuant to Section 6.05, then the offset under Section 5.03(b) shall be based on the amount calculated under Section 6.02(a); and

(ii)	if the Member does not elect to transfer his Money Purchase Account out of the Pension Fund pursuant to Section 6.05, then the transfer from the Member’s Money Purchase Account to the Defined Benefit Account described in Section 5.03(e) shall occur and, subject to Section 5.03(c) and (d), the Money Purchase Pension offset under Section 5.03(b) shall not apply.
(c)	The Member’s Defined Benefit Pension calculated under (b) above shall then be reduced by five-twelfths of one percent (5/12%) for each month that his Early Retirement Date precedes the first day of the month following his 60th birthday subject to the minimum reduction required under the Income Tax Rules.

(d)	The Member’s Ancillary Value shall be determined as:
(i)	if the conditions in subsection (b)(i) apply:
(A)	the value YE determined pursuant to Section 6.02(c);
MINUS
(B)	the Commuted Value of the monthly Defined Benefit Pension determined pursuant to Section 6.02(c); and
(ii)	if the conditions in subsection (b)(ii) apply, the balance of his Money Purchase Account transferred pursuant to Section 5.03(e).
(e)	Notwithstanding (c) above, if the Member elects (or is deemed to elect) to apply all or part of his Ancillary Value pursuant to subsection (c) of either Part A or Part B of Section 5.04 to lessen the early retirement reduction applicable to his Defined Benefit Pension, then the early retirement reduction otherwise applicable shall be lessened to the extent selected by the Member subject to the following conditions: (i) the Commuted Value of the diminishment of the early retirement reduction shall equal the Ancillary Value allocated pursuant to that subsection (c); and (ii) the Defined Benefit Pension must be reduced by at least 0.25% for each month that the Member’s Early Retirement Date precedes the earliest of:
(i)	the date the Member would attain age 60;

(ii)	the date the age and early retirement eligibility service of the Member would total 80 years; and

(iii)	the date the Member would accrue 30 years of early retirement eligibility service;
if the Member continued to participate in the Plan. For the purposes of this paragraph “early retirement eligibility service” has the meaning given to that term under the Income Tax Rules.

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In addition, if the Member is a Banff Lifts Member then he shall receive his Banff Lifts Pension calculated by reference to Section 5.05 and reduced as required by the applicable provisions of Appendix A regarding early retirement.

6.03	Bridging Benefit
(a)	If the Member elects (or is deemed to elect) to apply all or part of his Ancillary Value pursuant to subsection (f) of either Part A or Part B of Section 5.04 to provide a bridging benefit, then the Member shall receive a bridging benefit payable under the defined benefit provisions of the Plan. The amount of such bridging benefit shall be selected by the Member subject to the condition that the Commuted Value of the bridging benefit shall equal the Ancillary Value allocated pursuant to that subsection.

(b)	The bridging benefits determined pursuant to subsection (a) shall be payable commencing no earlier than the Member’s Early Retirement Date and shall cease with the payment for the month in which the Member dies or attains age 65, whichever occurs earlier. However, the bridging benefit may continue to the payment for the month in which the Member would have attained age 65 if the Member elects to apply Ancillary Value to secure such a survivor option for the bridging benefit.

(c)	The bridging benefits payable under this Section 6.03 are subject to the limitations contained in Article 10.
6.04	Postponed Retirement Pension

A Member who retires on a Postponed Retirement Date shall be entitled to receive, commencing on such Postponed Retirement Date, an annual retirement pension calculated by reference to Article 5 based on the Member’s Credited Service and Highest Average Earnings on his Postponed Retirement Date. The Member’s Money Purchase Pension offset shall be based on the value of his Money Purchase Account on his Postponed Retirement Date and calculated pursuant to Section 5.02 subject to the following modifications:
(a)	The Member’s MP Factor shall be calculated pursuant to Section 5.02 assuming a pension commencing at the Member’s Postponed Retirement Date.

(b)	Factor Z shall be based on a Present Value Factor for a lifetime pension commencing on the Member’s Postponed Retirement Date.
In addition, if the Member is a Banff Lifts Member then he shall receive his Banff Lifts Pension calculated by reference to Section 5.05 and adjusted as required by the applicable provisions of Appendix A regarding postponed retirement.

6.05	Portability of Pension

A Member who is entitled to a pension under Section 6.01, 6.02 or 6.04 may, despite eligibility for an immediate pension and after determining any offset of his Defined Benefit Pension pursuant to Section 5.03 and allocating his Ancillary Value pursuant to Section 5.04, elect to transfer either the Commuted Value of his

Retirement Plan For Management Employees of Brewster Inc.	December 2009

Defined Benefit Pension (including any associated bridge benefits) plus the balance of his Money Purchase Account, or the balance his Money Purchase Account out of the Pension Fund to:
(a)	another registered pension fund meeting the requirements prescribed under the Act, if the administrator of that fund agrees to accept the payment;

(b)	a company licensed to provide annuities in Canada, for the purchase of a life annuity that will commence no earlier than age 55;

(c)	a locked-in retirement account in the name of the Member provided that the Spouse of such Member executes and files with the Company a waiver in the form required under the Act;

(d)	a life income fund in the name of the Member provided that the Spouse of such Member executes and files with the Company a waiver in the form required under the Act; or

(e)	another retirement savings arrangement meeting the requirements prescribed under the Act;
provided that notice of such election is given to the Company within the time limits prescribed under the Act (or as otherwise permitted by the Company) and that such transfer is carried out in accordance with the requirements of the Act and the Income Tax Rules.

The Member may elect to receive the balance of his Money Purchase Account in a cash lump sum or to transfer it to an unlocked registered retirement savings plan rather than transferring it to one of the locked-in portability vehicles listed above.

A Member who elects a transfer of the Commuted Value of his Defined Benefit Pension or a transfer or payment of the balance of his Money Purchase Account shall take that transfer or payment in full satisfaction of such rights under the Plan and upon completion of such transfer or payment shall have no further entitlement in respect of such benefits under the Plan.
ARTICLE 7
TERMINATION OF EMPLOYMENT
7.01	Non Vested Termination

If an Active Member or Disabled Member breaks Continuous Service for any reason other than death or retirement before completing two years of Continuous Service the Member shall receive a lump sum amount equal to the balance of the Member’s Money Purchase Account or he may elect to transfer said balance to a registered retirement savings plan in his name.

In addition, if the Member is a Banff Lifts Member termination benefits may be payable pursuant to the applicable terms of Appendix A regarding termination of employment.

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7.02	Deferred Pension

If an Active Member or Disabled Member breaks Continuous Service for any reason other than death or retirement after completing two years of Continuous Service the Member shall become a Deferred Member and shall be entitled to receive a deferred pension commencing on the Member’s Normal Retirement Date. Such deferred pension shall be calculated and determined by reference to Article 5 at the time that the Member breaks Continuous Service. The calculation shall be based on the Member’s Credited Service and Highest Average Earnings on the date he breaks Continuous Service and the value of his Money Purchase Account at his Normal Retirement Date.

The redetermination of the Member’s Defined Benefit Pension and the transfer of his Money Purchase Account to the Defined Benefit Account pursuant to Section 5.03(c), (d) and (e) shall occur as of the Member’s Normal Retirement Date. The Member must complete an election allocating his Ancillary Value pursuant to Part A or Part B of Section 5.04, as applicable, and file such election with the Company on or prior to his Normal Retirement Date or the Member shall be deemed to have elected to allocate his Ancillary Value to each of Section 5.04(c), (d), (e) and (f) in turn in descending order. If the Ancillary Value is not exhausted by one item, the balance of the Ancillary Value shall be allocated to each subsequent item in turn until the Ancillary Value is exhausted or until the maximum allocation has occurred under all of subsections(c), (d), (e) and (f).

In addition, if the Member is a Banff Lifts Member a deferred pension or termination benefit may be payable pursuant to the applicable terms of Appendix A regarding termination of employment.

7.03	Early Commencement

A Deferred Member may elect to begin receiving his deferred pension on the first day of any month after he will attain age 50. A Deferred Member who wishes to begin receiving his deferred pension prior to his Normal Retirement Date must apply, in writing, to the Company, at least 60 days prior to the date when the Deferred Member wishes payment of the pension to commence.

The Member’s Defined Benefit Pension shall be actuarially reduced to reflect commencement prior to Normal Retirement Date except as modified by any allocation pursuant to subsection (c) of either Part A or Part B of Section 5.04. However, if the Deferred Member had attained age 50 before he broke Continuous Service, then the amount of any reduction to his Defined Benefit Pension for early commencement shall be determined pursuant to Section 6.02(c) as if the Deferred Member was retiring early (based on his Credited Service and Highest Average Earnings at the date the Member breaks Continuous Service and the value of his Money Purchase Account on the date of pension commencement), as modified by any allocation pursuant to subsection (c) of either Part A or Part B of Section 5.04. The redetermination of the Member’s Defined Benefit Pension and the transfer of his Money Purchase Account to the Defined Benefit Account pursuant to Section 5.03(c), (d) and (e) shall occur as of the date chosen for pension commencement. The Deferred Member who elects to commence his deferred pension early must allocate his Ancillary Value calculated pursuant to Section 6.02 in accordance with Section 5.04 by the time his pension is to commence or he shall be deemed to allocate his Ancillary Value pursuant to the default provisions of Section 5.04.

A Member who elects to commence his deferred pension prior to his Normal Retirement Date will also receive any bridging benefit which he has elected to receive or is deemed to elect pursuant to subsection (f) of either Part A or Part B of Section 5.04.

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The amount of any deferred Banff Lifts Pension payable to a Banff Lifts Member shall be determined pursuant to the applicable terms of Appendix A regarding early commencement of benefits.

7.04	Application for Pension

A Deferred Member entitled to a deferred pension shall make application, in writing, to the Company, at least 60 days prior to the date when the Deferred Member wishes payment of the pension to commence.

7.05	Portability

A Member who breaks Continuous Service and who is entitled to a deferred pension under the terms of this Plan may, after determining any offset of his Defined Benefit Pension pursuant to Section 5.03 and allocating his Ancillary Value pursuant to Section 5.04, elect to transfer either the Commuted Value of the deferred Defined Benefit Pension (including any associated bridge benefits) plus the balance of his Money Purchase Account, or the balance his Money Purchase Account out of the Pension Fund to:
(a)	another registered pension fund meeting the requirements prescribed under the Act, if the administrator of that fund agrees to accept the payment;

(b)	a company licensed to provide annuities in Canada, for the purchase of a life annuity that will commence no earlier than age 55;

(c)	a locked-in retirement account in the name of the Member;

(d)	a life income fund or locked-in retirement income fund in the name of the Member provided that the Member had attained age 50 and the Spouse of such Member executes and files with the Company a waiver in the form required under the Act; or

(e)	another prescribed retirement savings arrangement in the name of the Member;
provided that notice of such election is given to the Company within the time limits prescribed under the Act (or as otherwise permitted by the Company) and that such transfer is completed in accordance with the requirements of the Act and the Income Tax Rules.

The Member may elect to receive the balance of his Money Purchase Account in a cash lump sum or to transfer it to an unlocked registered retirement savings plan in lieu of transferring it to one of the locked-in portability vehicles listed above.

A Member who elects a transfer of the Commuted Value of his deferred Defined Benefit Pension or a transfer or payment of the balance of his Money Purchase Account shall take that transfer or payment in full satisfaction of such rights under the Plan and upon the completion of such transfer or payment shall have no further entitlement in respect of such benefits under the Plan.

Retirement Plan For Management Employees of Brewster Inc.	December 2009

ARTICLE 8
NORMAL AND OPTIONAL FORMS OF PENSION
8.01	Normal Form of Pension

Subject to the other provisions of this Article:
(a)	a Member’s annual pension shall be payable in equal monthly instalments for the lifetime of the Member beginning on the Member’s retirement date and ending with the payment immediately preceding his death, and

(b)	a Member’s Banff Lifts Pension shall be payable pursuant to the applicable terms of Appendix A regarding normal forms.
8.02	Enhanced Form of Pension

Notwithstanding the provisions of Section 8.01, if a Member elects (or is deemed to elect) to apply all or part of his Ancillary Value pursuant to subsection (d) of either Part A or Part B of Section 5.04 to provide a form of guarantee then the Member’s Defined Benefit Pension shall be guaranteed for a number of months. The length of the guarantee shall be determined so that the Commuted Value of the Defined Benefit Pension with the guarantee is equal to the Commuted Value of the Defined Benefit Pension payable without a guarantee plus the Ancillary Value allocated to provide the guarantee. The guarantee period shall be measured in whole months and the total period guaranteed under this Article 8 shall not exceed 180 months.

8.03	Commutation of Guarantee

If a Member dies before the guaranteed number of payments have been made, the monthly instalments shall then be paid to the Member’s Beneficiary until the guaranteed number of payments have been completed. Alternatively, if the Beneficiary elects, the Company may, at its discretion, commute the remaining payments and pay the Commuted Value of such remaining payments to the Member’s Beneficiary in a lump sum in satisfaction of the guarantee.

8.04	Mandatory Joint and Survivor Form of Pension

Notwithstanding the preceding provisions of this Article 8, if a Member has a Spouse on the date that payment of the Member’s pension commences then the amount of the Member’s Defined Benefit Pension shall be reduced and paid in the form of a joint and 60% survivor pension without guarantee. This joint and survivor pension shall be payable in equal monthly installments for the Member’s lifetime and after the Member’s death, the pension shall continue to be paid to the Member’s Spouse for the Spouse’s remaining lifetime, in equal monthly installments, equal to sixty percent (60%) of the amount of the monthly installment that was paid to the Member immediately prior to his death. The joint and survivor pension shall be the Actuarial Equivalent of the normal form of pension which would otherwise be payable under Section 8.01. However, if the Member retires on or after his Normal Retirement Date, no actuarial reduction applies and the amount of Defined

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Benefit Pension payable to the Member shall be the amount determined by reference to Article 5 with 60% of such amount payable to the Spouse for her lifetime on the death of the Member.

The form and amount of the Banff Lifts Pension payable to a Banff Lifts Member shall be determined pursuant to the applicable terms of Appendix A regarding normal forms.

8.05	Enhanced Joint and Two-Thirds Survivor Form of Pension

Notwithstanding the provisions of Section 8.04, if a Member with a Spouse on the date that payment of his pension commences elects (or is deemed to elect) to apply all or part of his Ancillary Value pursuant to subsection (d) of either Part A or Part B of Section 5.04 to provide an unreduced (or partially reduced, as applicable):
(a)	joint and two-thirds survivor pension without guarantee then the Member’s Defined Benefit Pension shall be paid to the Member in equal monthly instalments until the Member dies at which time two-thirds of the amount paid to the Member shall be paid to the Member’s surviving Spouse, if any, for the remaining lifetime of such Spouse; or

(b)	joint and two-thirds survivor pension with a five year guarantee then the Member’s Defined Benefit Pension shall be paid to the Member in equal monthly instalments until the Member dies at which time two-thirds of the amount paid to the Member shall be paid to the Member’s surviving Spouse, if any, for the remaining lifetime of such Spouse, provided that:
(i)	if the Member dies before he has received sixty payments then the amount payable to the surviving Spouse for the remainder of such sixty months shall not be less than the amount payable to the Member; and

(ii)	if the Spouse dies before the Member and the surviving Spouse have received a total of sixty payments between them then the payments shall continue to the Beneficiary of the Member for the remainder of such sixty months.
The reduction, if any, to be applied to the Defined Benefit Pension payable to the Member shall be determined by reference to the Member’s Ancillary Value. If the Member’s Ancillary Value allocated for this purpose equals the difference in Commuted Value between an unreduced joint and two-thirds survivor pension (with a five year guarantee if applicable) and a joint and two-thirds survivor pension (with a five year guarantee if applicable) that is actuarially equivalent to the mandatory form of pension that would otherwise be payable under Section 8.04, then the Defined Benefit Pension payable to the Member shall be unreduced. If the Member’s Ancillary Value allocated for this purpose is less than such difference in Commuted Value, then the Defined Benefit Pension payable to the Member shall be reduced to the extent required to ensure that the Commuted Value of such reduced pension with its joint and two-thirds survivor pension (and five year guarantee if applicable) is equal to the Ancillary Value allocated pursuant to the applicable subsection (d) of Section 5.04 plus the Commuted Value of a joint and two-thirds survivor pension, with a five year guarantee if applicable, that is actuarially equivalent to the mandatory form of pension that would otherwise be payable pursuant to Section 8.04.

Retirement Plan For Management Employees of Brewster Inc.	December 2009

8.06	Waiver of Joint and Survivor Form of Pension

The requirement to pay a pension in the joint and survivor form pursuant to Section 8.04 shall not apply if the Member elects an enhanced joint and survivor form pursuant to Section 8.05 or if Member and the Spouse of such Member execute and file with the Company a waiver in the form required under the Act or a certified copy of a domestic contract containing such waiver. The waiver must be filed within the time prescribed under the Act. The Spouse of a Member who has elected a waiver pursuant to this Section 8.06 is deemed to be the Member’s Beneficiary for any remaining guaranteed pension payments payable in the event of the Member’s death unless the Spouse also waives such entitlement in the time, form and manner required under the Act.

8.07	Optional Forms of Pension

Subject to the requirement to provide a waiver if Section 8.04 applies, a Member may, with the approval of the Company, elect to receive an alternative pension form as follows:
(a)	a life annuity guaranteed for either five (5), ten (10), or fifteen (15) years; or

(b)	a life annuity guaranteed to himself and to an individual he has designated as a joint annuitant provided that such joint annuitant is the Member’s Spouse or the Member’s dependent as defined in the Income Tax Rules. Any benefit payable to a Member’s dependent shall not continue beyond the eligible survivor benefit period as stated in the Income Tax Rules and shall not exceed sixty-six and two thirds percent (66 2/3%) of the Member’s benefit.
An alternative pension form will be the Actuarial Equivalent of the pension which would otherwise have been provided under Section 8.01 or 8.04, as applicable.
ARTICLE 9
BENEFITS ON DEATH
9.01	Pre-Retirement Death Benefit

If an Active Member or Disabled Member dies before beginning to receive a pension under the Plan or if a Deferred Member dies before beginning to receive a pension under the Plan then a pre-retirement death benefit shall be paid to the surviving Spouse of the Member.
(a)	The pre-retirement death benefit of an Active Member or Disabled Member shall be equal to the Commuted Value of the deferred pension calculated pursuant to Article 7 as if the Member had broken Continuous Service immediately prior to his death. The redetermination of the Member’s Defined Benefit Pension and the transfer of his Money Purchase Account to the Defined Benefit Account pursuant to Section 5.03(c), (d) and (e) shall apply as of the Member’s date of death, and his Ancillary Value shall be allocated at the time of his death pursuant to the default allocation prescribed in Section 5.04. However, if the Member was eligible to retire on the date of his death

Retirement Plan For Management Employees of Brewster Inc.	December 2009

then the pre-retirement death benefit shall equal the Commuted Value of the immediate pension that would have been payable pursuant to Article 7 as if the Member had retired immediately prior to his death. The redetermination of the Member’s Defined Benefit Pension and the transfer of his Money Purchase Account to the Defined Benefit Account pursuant to Section 5.03(c), (d) and (e) shall apply as of the Member’s date of death, and his Ancillary Value shall be allocated pursuant to the default allocation prescribed in Section 5.04.

The pre-retirement death benefit in the case of a Deferred Member shall be equal to the Commuted Value of the Member’s deferred pension.

(b)	Any pre-retirement death benefit payable to a Banff Lifts Member shall be determined pursuant to the applicable terms of Appendix A regarding death prior to retirement.
9.02	Form of Pre-Retirement Death Benefit

Subject to the requirements of the Act, a Spouse entitled to receive a pre-retirement death benefit pursuant to Section 9.02 may elect to receive the benefit in the form of:
(a)	an immediate pension payable for the lifetime of the Spouse;

(b)	a deferred pension payable for the lifetime of the Spouse commencing or on the first day of any month on or after the date the Spouse attains age fifty-five (55), but before the end of the calendar year in which the Spouse attains age sixty-nine (69) or, if later, within one (1) year after the death of the Member; or

(c)	transfer to another registered pension plan of which the Spouse is a Member, if that plan permits;

(d)	a transfer to the Spouse’s locked-in retirement account.
The form of any pre-retirement death benefit payable to a Banff Lifts Member shall be determined pursuant to the applicable terms of Appendix A regarding death prior to retirement.

The Spouse shall elect the form of such pre-retirement death benefits within 90 days of receipt, from the Company, of notice of entitlement, failing which the Spouse shall be deemed to have elected a pension with monthly payments commencing on the first of the month coincident with or next following the Spouse’s sixty-fifth (65th) birthday.

9.03	Payment to Beneficiary

If a Member does not have a Spouse at the time of death then the pre-retirement death benefit payable under Section 9.02 shall be paid to the Beneficiary in a lump sum.

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9.04	Death After Retirement

If a Retired Member dies then the death benefit, if any, shall be the remaining monthly payments or other benefit payable in accordance with the form of pension in effect pursuant to Article 8.

9.05	Designation of Beneficiary

Subject to the Act, each Member may, from time to time, designate a person or persons to receive the benefits which may be payable to a beneficiary under the Plan in the event of the death of the Member. Each such designation shall revoke all prior designations by such Member, shall be in writing on a form provided for that purpose and filed with the Company, and may name one or more primary beneficiaries. If the Member has not designated a Beneficiary or such Beneficiary pre-deceases the Member then any death benefit payable to a Beneficiary shall be paid to the estate of the Member.

9.06	Spousal Waiver

The Spouse of a Member, who is entitled under the Act to relinquish entitlement to the death benefits payable under Section 9.01, may do so before the death of the Member by completing and filing with the Company a waiver in the form and manner prescribed under the Act. In such case, any pre-retirement death benefits shall be payable as if the Member had no Spouse. Notwithstanding any other provision of the Plan, a Spouse who has waived his entitlement under this Section 9.06 cannot be designated as the Member’s Beneficiary for the purposes of benefits payable from the Plan on the death of a Member prior to pension commencement.

ARTICLE 10

LIMITATIONS ON BENEFITS

10.01	Maximum Lifetime Pension Amount in Year of Commencement

Notwithstanding the other provisions of the Plan, the annual lifetime pension payable to a Member under this Plan in the year of commencement (including any benefit payable to a Spouse or former Spouse of the Member pursuant to Section 18.04) (and excluding any portion of a pension resulting solely from an actuarial increase in respect of deferral after the Member’s Normal Retirement Date, any Money Purchase Pension or Banff Lifts Pension) shall not exceed the lesser of:
(a)	the defined benefit limit for the year in which the pension commences; and

(b)	2% of the Member’s highest average compensation indexed to the year of commencement pursuant to the Income Tax Rules;
multiplied by the Member’s Credited Service. For the purposes of this paragraph “defined benefit limit” and “highest average compensation” shall have the meanings given to those terms under the Income Tax Rules, Credited Service in respect of the period prior to January 1, 1992 shall not exceed 35 years, and the phrase “defined benefit limit” in subparagraph (a) shall be read as “2/3 or the defined benefit limit” in respect of

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Credited Service granted pursuant to Section 3.04 for periods prior to January 1, 1990 that were not previously counted as pensionable service under a registered pension plan.

Any Banff Lifts Pension payable to a Member shall be limited by the applicable terms of Appendix A regarding maximum retirement benefits.

10.02	Maximum Early Retirement Pension

The maximum lifetime pension determined pursuant to Section 10.01 shall be reduced by one-quarter of one percent (0.25%) for each complete month by which commencement of the pension precedes the earliest of:
(a)	the date the Member would attain age 60;

(b)	the date the age and early retirement eligibility service of the Member would total 80 years; and

(c)	the date the Member would accrue 30 years of early retirement eligibility service;
if the Member continued to participate in the Plan until that date. For the purposes of this paragraph “early retirement eligibility service” has the meaning given to that term under the Income Tax Rules.

10.03	Bridging Benefit Limits

Notwithstanding the other provisions of the Plan, the annual bridging benefit payable to a Member under the terms of this Plan shall not exceed the maximum amount permitted under the Income Tax Rules.

The sum of the annual bridging benefit and lifetime pension payable to a Member under the terms of this Plan for Credited Service from January 1, 1992 shall not, in the year of commencement, exceed the sum of:
(a)	the defined benefit limit for the year of commencement multiplied by the Member’s Credited Service from January 1, 1992; and

(b)	25% of the average of the YMPE for the year of commencement and the two immediately preceding years multiplied by a fraction the numerator of which is the Member’s Credited Service (not exceeding 35 years) accrued after December 31, 1991 and the denominator of which is 35.
10.04	Maximum Pension in Years Following Commencement

Notwithstanding the other provisions of the Plan, the annual lifetime pension and associated bridging benefits payable under this Plan to a Member whose benefits are indexed pursuant to Article 11 in any year following the year of commencement (including any benefit payable to a Spouse or former Spouse of the Member pursuant to Section 18.04) (and excluding any portion of a pension resulting solely from an actuarial increase in respect of deferral after the Member’s Normal Retirement Date and any Money Purchase Pension or Banff Lifts Pension) shall not exceed the amount determined under Section 10.01 and 10.02 in the case of the lifetime pension and under Section 10.03 in the case of the bridging benefits, multiplied by the cumulative percentage increase in the Consumer Price Index (as published by Statistics Canada under the authority of the Statistics Act) from the month in which the benefit commenced to the beginning of the current year. The annual lifetime

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pension and associated bridging benefits payable under this Plan to a Member whose benefits are not indexed pursuant to Article 11 shall not increase after payment commences.

Any Banff Lifts Pension payable to a Member shall be limited by the applicable terms of Appendix A regarding maximum retirement benefits.
ARTICLE 11
INDEXING ADJUSTMENTS
11.01	Adjustment to Member’s Pension

If a Member elects (or is deemed to elect) to apply all or part of his Ancillary Value pursuant to subsection (e) of either Part A or Part B of Section 5.04 to provide indexing for his Defined Benefit Pension, and associated bridging benefits if applicable, then such pension and benefits shall be indexed at a fixed annual rate to the extent that the Commuted Value of the indexing is equal to the Ancillary Value allocated to provide the indexing. Such indexing shall not exceed:
(a)	in respect the period from the Member’s break in Continuous Service to the end of the month before payment of his pension commences, the percentage increase in the Average Industrial Wage during that period; and

(b)	in respect of the period beginning with the first day of the in which payment of his pension commences, 4% per annum.
The monthly indexed Defined Benefit Pension, and associated bridging benefits if applicable, shall be increased effective the first day of each January following the Member’s break in Continuous Service by the addition of an amount which is the product of:
(a)	the monthly amount of such pension, and associated bridging benefits if applicable, which is payable or being paid at the end of the preceding year; and

(b)	the annual rate of indexing determined under the first paragraph of this Section.
In the first year of indexing only, the result shall be further multiplied by a fraction, the numerator of which is the number of calendar months between the commencement date of the pension and the December 31 of the same year and the denominator of which is 12.

A Banff Lifts Pension shall be indexed pursuant to the applicable terms of Appendix A regarding cost of living increases.

11.02	Adjustment to Survivor Benefit

The monthly amount of a post-retirement survivor pension being paid to a Spouse in respect of a deceased Retired Member’s pension which was indexed pursuant to Section 11.01 shall be indexed as follows. Such

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pension shall be increased effective the first day of January in each year following commencement of the survivor pension by the addition of an amount which is the product of:
(a)	the monthly amount of survivor pension in respect of such pension being paid at the end of the preceding year; and

(b)	the annual rate of indexing that was applicable to the Retired Member’s pension under Section 11.01.
If the Retired Member’s pension on which the survivor pension is based commenced payment later than the first day of January in the preceding year, the result shall be further multiplied by a fraction, the numerator of which is the number of the calendar months between the commencement date of the Retired Member’s pension and the December 31 of the same year and the denominator of which is 12.

The adjustment pursuant to this Section shall also apply to any guaranteed pension payments made to a Beneficiary following the death of a Retired Member which are based on a pension that was indexed pursuant to Section 11.01.
ARTICLE 12
FUNDING
12.01	Pension Fund

The Company shall establish and maintain a Pension Fund with a Funding Agent pursuant to a Funding Agreement for the purpose of funding the benefits under this Plan. The Company may amend or revoke the Funding Agreement, remove the Funding Agent and appoint an additional and/or a successor Funding Agent as it may deem appropriate. All contributions by the Company and Members shall be deposited into the Pension Fund.

The Pension Fund shall contain one Defined Benefit Account, and a Money Purchase Account for each Member who contributes pursuant to Section 14.01 as follows:
(a)	Defined Benefit Account The Defined Benefit Account shall consist of the assets in the Pension Fund not allocated to the Money Purchase Accounts.

(b)	Money Purchase Account A separate account shall be maintained for each Member contributing pursuant to Section 14.01 which shall represent the portion of the Pension Fund attributable to the Money Purchase Contributions made by the Member .

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12.02	Investment of Pension Fund

The assets of the Pension Fund shall be invested in accordance with the terms of the Funding Agreement, the Income Tax Rules and the Act. The Company shall adopt a statement of investment policies and goals and the Pension Fund shall be invested in compliance with such statement. The Company shall direct the investment of the Defined Benefit Account and the Members with Money Purchase Accounts shall direct the investment of their Money Purchase Accounts in the investment options made available under the terms of the Funding Agreement. The earnings, gains and losses arising within each such investment option shall be determined in accordance with the terms of the Funding Agreement and allocated to the Defined Benefit Account and the applicable Money Purchase Accounts not less frequently than monthly.

12.03	Sole Liability of Pension Fund Assets

Any Member or other person having any claim under the Plan must look solely to the assets of the Pension Fund for such benefit. Neither the Company, nor any of its directors or officers, shall be liable, in their individual or other capacities, to any person for the payment of any benefits under the provisions of the Plan, or under the Funding Agreement.

12.04	Use of Excess Assets

Subject to the Act, if the assets in the Defined Benefit Account exceed the liabilities attributable to benefits payable from that account then the Company may, in its discretion:
(a)	apply such excess assets against any funding required of the Company as permitted under Section 13.01;

(b)	receive on an ongoing basis, upon obtaining any necessary prior approval of the applicable regulatory authorities, any portion of such excess assets that may be refunded under the Act; or

(c)	utilize such excess assets for any other purpose as the Company may direct and as permitted under the Act and the Income Tax Rules.
12.05	Return of Contributions to Avoid Revocation

Any contributions made to the Pension Fund by the Company or a Member may be returned to the Company or the Member, as applicable, together with Credited Return thereon in the case of any Member Contributions, to the extent such return is required to avoid revocation of the registration of the Plan under the Income Tax Act (Canada). No monies shall be returned without any required prior approval of the appropriate pension regulatory authorities and with such reporting for tax purposes as may be required under the Income Tax Rules.

Retirement Plan For Management Employees of Brewster Inc.	December 2009

ARTICLE 13
COMPANY CONTRIBUTIONS
13.01	Company Contributions to Defined Benefit Account

The Company shall, from time to time as required by the Act and the Income Tax Rules, make quarterly contributions to the Defined Benefit Account of such amounts which, based on the advice of the Actuary, are required to provide an appropriate level of funding for the benefits payable from the Defined Benefit Account in respect of the following:
(a)	the normal actuarial cost of defined benefits currently accruing to Members in accordance with the provisions of the Plan; and

(b)	for the proper amortization of any unfunded actuarial liability or solvency deficiency in relation to the Defined Benefit Account;
both in accordance with requirements of the Act, after taking into account the assets of the Pension Fund, the earnings thereon, and all other relevant factors.

If at any time, while the Plan continues in existence, the Actuary certifies that the assets of the Fund exceed the actuarial liabilities of the Plan in respect of benefits defined in the Plan, such excess assets or any portion of such assets may be used by the Company to reduce its contribution obligation under this Section.

13.02	Remittance of Contributions

The Company shall remit to the Funding Agent for deposit in the Fund within thirty (30) days after the period on which they are due, as recommended by the Actuary in the last actuarial report filed in accordance with the Act.
ARTICLE 14
MEMBER CONTRIBUTIONS
14.01	Member Contributions

An Active Member or Disabled Member may elect to contribute to his Money Purchase Account. Such Member contributions shall be made by way of payroll deduction in the case of an Active Member. A Member may elect to continue to contribute during a Leave of Absence for which Credited Service accrues pursuant to Section 3.02, or during a period of Total Disability for which Credited Service accrues pursuant to Section 3.03 and in such case the contributions shall be made by way of direct payment from the Member to the Company subject to such rules as the Company may prescribe.

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14.02	Amount of Member Contributions

A Member who elects to contribute to his Money Purchase Account shall select the level of such contribution which shall be a percentage of his eligible earnings set at a whole or half integer. A Member’s contributions shall not, in a calendar year, exceed the lesser of (a) and (b) below:
(a)	the lesser of:
(i)	the money purchase limit for the year; and

(ii)	18% of the Member’s Earnings for the year.
For the purposes of this subsection, “money purchase limit” shall have the meaning given to that term under the Income Tax Rules; and

(b)	the amount of pension credit that the Member would have received for accrual of a defined benefit pension pursuant to the formula in Section 5.03(a) without the offset under Section 5.03(b)
14.03	Manner and Frequency of Electing Contribution Rate

A Member who wishes to elect to contribute and select the level of such contributions shall complete the forms prescribed by the Company and such election shall be effective as of the date prescribed by the Company. An Employee who fails to make such election shall be deemed to have elected to make no contributions.

An Active Member or Disabled Member who is contributing to the Plan may revoke the election or change the level of contribution once in each calendar year. An Active Member or Disabled Member who is not contributing to the Plan may elect to contribute once in each calendar year. Any change, election or revocation shall be made not later than 30 days before the end of the calendar year and shall be effective on the first day of the next calendar year.

14.04	Repayment of Excess Money Purchase Contributions

If the contributions to a Money Purchase Account in respect of a Member for a calendar year exceed the limit set out in Section 14.02, the excess portion shall be repaid to the Member, subject to any required prior approval of a regulatory authority. Following such repayment, the balance of the Money Purchase Account shall be adjusted to reflect this reduction. Such repayment shall be made no later than the last day of February in the year following the year in which the excess arose.

14.05	Interest Credited on Member Contribution to Defined Benefit Provision

In respect of the Member contributions and/or qualifying transfers made in accordance with Section 3.04, an account for these monies shall be set up and credited at each Plan Year end with any investment earnings net of all investment expenses incurred in the operation of the Defined Benefit Account (herein referred to as the net rate of interest). The net rate of interest shall be computed by valuing all investments of the Defined Benefit Account at their market value. As such, the net rate of interest includes all interest and dividend income of the Defined Benefit Account and all realized and unrealized capital gains and losses on the

Retirement Plan For Management Employees of Brewster Inc.	December 2009

investments of the Defined Benefit Account from the first of the month following the date of payment into the Defined Benefit Account to the month end prior to the date of payment of a benefit in respect of such contributions.

Member contributions, including qualifying transfers if any, with interest in excess of fifty (50%) percent of the Commuted Value of the pension benefit that has accrued to the Member, shall be paid in cash to the Member upon the retirement or termination of service of the Member.

Member contributions, including qualifying transfers if any, with interest in excess of fifty (50%) percent of the Commuted Value of the pension benefit that has accrued to the Member, shall be paid in cash to the Member’s Spouse or if no Spouse paid to the Member’s Beneficiary upon the death of the Member prior to retirement.
ARTICLE 15
ADMINISTRATION
15.01	Administrator

The Company shall be the administrator of the Plan for the purposes of the Act and the Income Tax Rules. The Company shall decide all matters and questions in respect of the operation, administration and interpretation of the Plan. As such, the Company shall be entitled to determine conclusively a Member’s eligibility, Earnings and periods of continuous employment, membership or service or Credited Service. All interpretations and decisions shall be applied as nearly as may be possible in a uniform manner to all Members similarly situated.

The Company shall maintain, or cause another person to maintain, such records and data as the Actuary may require for the purpose of completing actuarial valuations and estimates of required contributions.

The Company shall be entitled to rely conclusively upon all tables, valuations, certifications, opinions and reports which shall be furnished by an Actuary, accountant, legal counsel or other professional person who shall be employed or engaged for such purposes.

15.02	Actuarial Procedure and Assumptions

The Company shall from time to time appoint an Actuary, to serve at the pleasure of the Company, who shall provide technical advice in all matters in connection with the Plan requiring actuarial computations and valuations. The Company shall from time to time, in consultation with the Actuary, adopt such rates of interest and mortality, service and other tables as may be required in connection with the administration of the Plan whether in connection with computations of benefits, contributions by the Company, or otherwise. On the basis of such tables as the Actuary may adopt, the Actuary shall make a triennial valuation of the assets and liabilities of the Plan and such intermediate valuations as the Company may direct.

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15.03	Administration Expenses

Any expenses arising in respect of the administration of the Plan and Pension Fund, but limited to the fees and other expenses and charges of any Actuary, auditor or agent employed by the Company in connection with the Plan’s or Pension Fund’s administration may be paid from the Pension Fund.

15.04	Limitation of Liability and Indemnity

The Company shall save harmless any employees who are involved in the administration of the Plan from the effects and consequences of their acts, omissions and conduct in their formal capacity to the extent permitted by law, except for their own willful and intentional malfeasance or misconduct.

15.05	Purchase of Annuities

Pension benefits shall normally be paid from the Pension Fund, however, the Company may arrange to purchase an annuity or annuities to provide some or all of such pension benefits.

15.06	Requirements for Payment of Benefits

A pension or an annuity under the Plan shall be granted by the Company only upon application in the manner prescribed by the Company, and after submission of satisfactory proof of age of the Member and, if applicable, of the Spouse or joint annuitant.

Age may be proved by an official birth certificate issued by the appropriate public authority. If the Member is unable to obtain an official birth certificate, evidence of age satisfactory to the Company must be produced.

Payment of any benefit under the Plan other than a pension or annuity shall be made only upon application in the manner prescribed by the Company and upon submission of any relevant supporting evidence as the Company in its discretion may require.

Any person receiving or claiming a pension or an annuity under the Plan shall, on request of the Company, furnish to the Company satisfactory evidence of his continuing right thereto.

Notwithstanding anything in the Plan to the contrary, no cash settlement shall be paid under the terms of the Plan where such payment would be contrary to the provisions of the Act and the Income Tax Rules.

15.07	Timing of Payment or Transfer

Where a Member becomes entitled to receive a refund of his Money Purchase Account, or to have a benefit paid from the Plan in a lump sum or transferred from the Plan, the payment of the balance of the Money Purchase Account, or the payment or transfer of the benefit as the case may be, shall be made within 60 days after the event giving rise to the payment or transfer, or the completion and filing of all documents required to authorize the making of the payment, including any evidence required under Section 15.06 whichever is later.

15.08	Annual Listing of Account Transfers

Following the end of each fiscal year, the Company shall provide to Canada Revenue Agency a listing of each Member whose Money Purchase Account was transferred to the Defined Benefit Account during the fiscal

Retirement Plan For Management Employees of Brewster Inc.	December 2009

year, along with confirmation whether any portion of such Money Purchase Account was transferred elsewhere.

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ARTICLE 16
DISCLOSURE
16.01	Plan Summary

The Company shall provide each Employee eligible for membership within sixty (60) days his date of employment with:
(a)	a written explanation of the terms and conditions of the Plan applicable to him;

(b)	a written explanation of his rights and obligations in respect of the Plan; and

(c)	any other information required by the Act and the Income Tax Rules.
16.02	Notice of Amendment

The Company shall provide each Member, Former Member or other person, who is or will be affected by an amendment made to the Plan, with a written explanation of such amendment within sixty (60) days after the registration of the amendment. If the requirement of providing such written explanation within the above period is dispensed with in accordance with the Act, the Company may provide the explanation with the next annual statement.

16.03	Annual Statement

The Company shall provide each Active Member with an annual statement and a statement on his retirement or termination of Continuous Service, and a statement shall be provided to the surviving Spouse or Beneficiary on the death of a Member other than a Retired Member. Each such statement shall contain the information prescribed under the Act. Further, the Company shall provide a Member or other person entitled to payment from the Plan with such other information as may be required by the Act. If any statement made in such explanation conflicts with the provisions of the Plan, the provisions of the Plan shall govern.

16.04	Inspection of Documents

A copy of the Plan and any other information required to be made available by the Act shall be made available within thirty (30) days of the written request by any person entitled to a benefit under the Plan or the person’s authorized agent, at the person’s current or former place of employment or such other location as may be agreed upon by the Company and such person. Any person entitled to inspect Plan documents in accordance with this Section shall be entitled to make such inspection only once in each calendar year.

16.05	Other Information

The Company shall provide such other information regarding the Plan as is required by the Act and the Income Tax Rules.

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16.06	Limitation

Such explanation, statement or other information provided shall have no effect on the rights or obligations of any person under the Plan and shall not be referred to in interpreting or giving effect to the provisions of the Plan. The Company shall not be liable for any loss or damage claimed by any person to have been caused by any error or omission in such explanation, statement or other information.
ARTICLE 17
FUTURE OF THE PLAN
17.01	Power to Amend

The Company reserves the right to amend or discontinue the Plan, either in whole or in part, at any time or times, subject to the Income Tax Rules and the provisions of the Act. Without limiting the generality of the foregoing, such right to amend shall include the right to merge the Plan with another pension plan or plans, to divide the Plan, to transfer assets from the Pension Fund to the pension fund of another registered pension plan which assumes liabilities from the Plan, or to convert the Plan to a money purchase pension plan.

17.02	No Reduction in Benefits

No amendment to the Plan shall operate to reduce the amount or the value of the benefits which have accrued to Members prior to the date of such amendment, provided that the Plan may be amended to reduce benefits payable under the terms of the Plan, or to return contributions, where such amendment is necessary to avoid the revocation of the registration of the Plan under the Income Tax Act (Canada) and prior approval has been granted by the applicable provincial regulatory authorities.

If the Plan is terminated, the Company shall not be obligated to make any further contributions to the Plan with respect to service after the date of such termination of the Plan except as required under the Act.

17.03	Application of Assets on Termination

If the Plan is terminated or otherwise discontinued, all Members will be 100% vested in the Defined Benefit Pension and Banff Lifts Pension accrued to the date of termination and the assets of the Defined Benefit Account, after providing for the expenses of the Plan attributable thereto, shall be applied, to the extent sufficient, to provide for the accrued Defined Benefit Pensions and Banff Lifts Pensions of Members, Spouses and Beneficiaries as determined by the Company, on the advice of the Actuary and subject to the requirements of the Act.

The Money Purchase Account of a Member affected by the termination shall be transferred to the Defined Benefit Account to eliminate the Money Purchase Pension offset pursuant to Section 5.03 or transferred out of the Pension Fund pursuant to Section 6.05 or 7.05, as elected by the Member.

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If the assets of the Defined Benefit Account are insufficient to fully provide for all accrued Defined Benefit Pensions and Banff Lifts Pensions attributable thereto and a solvency deficiency, as defined under the terms of the Act, exists when the Plan is terminated, the Company shall amortize such solvency deficiency in accordance with the Act. If due to insolvency the Company is unable contribute all amounts required under the Act, then the assets of the Defined Benefit Account shall be applied to provide benefits for affected Members, Spouses, and Beneficiaries on a pro rata basis in accordance with their respective interest in the Plan as determined by the Company, on the advice of the Actuary and in a manner approved by the Alberta Superintendent of Pensions. Payment of the accrued Defined Benefit Pensions and Banff Lifts Pensions of Members, Spouses and Beneficiaries shall be made in accordance with the Act.

Any surplus assets which remain in the Defined Benefit Account after the satisfaction of all accrued defined benefits as set out above shall be returned to the Company. Any distribution of funds will be conditional upon the prior approval of the applicable regulatory authorities.

17.04	Application of Assets on Partial Termination

If the Company’s participation in the Plan is partially terminated, all Members affected by the partial termination will be 100% vested in the Defined Benefit Pension and Banff Lifts Pension accrued to the date of partial termination and a portion of the Defined Benefit Account shall be allocated in respect of that part of the Plan which is being terminated. The portion of the Defined Benefit Account to be allocated shall be determined by the Company in an equitable manner on the advice of the Actuary subject to the Act. Such portion of the Defined Benefit Account shall be applied in accordance with the provisions of Section 17.03 for the benefit of the Members, Spouses and Beneficiaries affected by the partial termination.

If the assets of the Defined Benefit Account allocated to the partial windup are insufficient to fully provide for all accrued Defined Benefit Pensions and Banff Lifts Pensions of Members affected by the partial windup and a solvency deficiency, as defined under the terms of the Act, exists in respect of the partial termination, the Company shall amortize such solvency deficiency in accordance with the Act. If due to insolvency the Company is unable contribute all amounts required under the Act then the assets of the Defined Benefit Account allocated to the partial windup shall be applied to provide benefits for affected Members, Spouses, and Beneficiaries on a pro rata basis in accordance with their respective interest in the Plan as determined by the Company, on the advice of the Actuary and in a manner approved by the Alberta Superintendent of Pensions. Payment of the accrued Defined Benefit Pensions and Banff Lifts Pensions of Members, Spouses and Beneficiaries shall be made in accordance with the Act.

Any surplus assets remaining from such allocated portion after the satisfaction of all accrued benefits of all persons affected by the partial termination shall be paid to the Company or applied as the Company may otherwise direct. Any such distribution shall be conditional upon prior approval of the applicable regulatory authorities.

The Money Purchase Accounts of Members affected by the partial termination shall be allocated to the partial termination and transferred to the Defined Benefit Account to eliminate the Money Purchase Pension offset pursuant to Section 5.03 or transferred out of the Pension Fund pursuant to Section 6.05 or 7.05, as elected by the Member.

Retirement Plan For Management Employees of Brewster Inc.	December 2009

17.05	Provision of Benefits on Windup

The benefits determined in accordance with the provisions of Section 17.03 or 17.04 may be provided by means of:
(a)	the purchase of annuity contracts from a company or companies licensed to provide annuities in Canada;

(b)	the transfer of benefits to registered pension plans which meet the requirements prescribed under the Act and which are willing to accept such transfers, registered retirement savings plans or registered retirement income funds;

(c)	the continuation of the Pension Fund; or

(d)	the payment of cash refunds;
all as determined by the Company, subject to the requirements of the Act.

17.06	No Liability for Application on Windup

No liabilities shall attach to the Employer or to the liquidator or trustee in bankruptcy, as the case may be, in connection with any application of the pension funds in accordance with the provisions of this Article 17 provided such application was made in good faith and in accordance with the provisions of the Act and the Income Tax Rules.
ARTICLE 18
MISCELLANEOUS PROVISIONS
18.01	Non Alienation of Benefits

Except as specifically provided in Section 18.04, benefits payable under the Plan may not be assigned, charged, anticipated, surrendered, commuted or given as security and any attempt to do so shall be void. Except as provided under the Act no benefit payable under the Plan shall be in any manner liable for, or subject to, execution, seizure or attachment or liable for, or subject to, the debts, contracts, or liabilities of the person entitled to such benefit.

18.02	Rights of Members

Nothing in the Plan shall be deemed to give any Employee the right to be retained in the employ of the Company and the provisions of the Plan shall not interfere with the rights of the Company to discipline its employees.

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18.03	Small Pensions

If at the earliest of a Member’s retirement, termination of employment or death, or upon Plan termination, the corresponding annual amount of the Defined Benefit Pension and Banff Lifts Pension payable under the Plan at the Normal Retirement Date does not exceed 4% of the YMPE or if the Commuted Value of such benefits does not exceed 20% of the YMPE for the calendar year in which the event occurs, the Member, or the Member’s Spouse, as the case may be, may elect to receive payment of the amount as a lump sum cash payment or may elect to transfer the amount to a registered retirement savings plan in full discharge of all obligations under the Plan. A Member or the Member’s Spouse, as the case may be, who has deferred commencement of his pension may request payment of the amount referred to in this section at any time and the threshold shall be determined based on the YMPE for the year in which the request is made.

18.04	Marriage Breakdown

Subject to the Act, when a matrimonial property order from a court of competent jurisdiction or a written matrimonial property agreement requiring division of the benefits of a Member with a Spouse or former Spouse due to breakdown of marriage has been received by the Company, such division shall be made in accordance with such order or agreement, as determined by the Company and subject to the limitations and requirements of the Act and applicable provincial family relations legislation. A Member’s benefit entitlement shall be adjusted to the extent required to reflect such division. When a Member becomes entitled to exercise the options available under Section 7.05, a Spouse or former Spouse entitled to a division of benefits pursuant to this Section shall also be entitled to exercise the options available under Section 7.05 in respect of the portion of the benefit allocated to the Spouse, subject to the requirements of the Act. Where permitted under the Act, a Spouse entitled to a division under this Section may exercise the options available under Section 7.05 in respect of the portion of the benefit allocated to the Spouse at the time of such division.

18.05	Diminished Life Expectancy

Notwithstanding the locking-in provisions of the Plan and the provisions of Section 18.01, if a Member provides evidence to the Company that his life expectancy is considerably shortened by reason of a terminal illness or a disability, the Company may permit payment of the Commuted Value of the Member’s benefit in a lump sum or may provide for payment of the benefit in quarterly or annual instalments.

18.06	Lawful Currency

All contributions and benefit payments under this Plan shall be made in the lawful currency of Canada.

18.07	Limitation of Recourse

No Member, retired Member, Former Member, Beneficiary, Spouse or joint Annuitant, shall have any recourse under any provisions of this Plan against any past, present or future director, officer, shareholder or Employee of the Company and all such directors, officers, shareholders and Employees shall be free from all liability hereunder as a condition hereof.

18.08	Pension Increases

The Company may from time to time in its discretion elect to grant increases in pensions for the purpose of offsetting, in whole or in part, increases in the cost of living. Such increases may be granted to Retired Members, Spouses or Beneficiaries, or may be applied to any deferred pension entitlements of Deferred

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Members but shall not be granted in respect of the twelve (12) month period immediately following the date of retirement, death, or termination. Such increases once granted shall not be discontinued. The fact of granting of increases pursuant to this sub-Article, if any, shall not obligate the Company to grant further increases in the future. Any pension increase must be in accordance with the Act and the Income Tax Rules.

18.09	Headings

The division of this Plan into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan.

18.10	Gender

Words importing the singular include the plural, as appropriate, and vice-versa; words importing the masculine gender include the feminine gender.

18.11	Commutation for Non-Residents

Notwithstanding any other provision of the Plan, if a Member has ceased to accrue Continuous Service and is no longer a resident of Canada for purposes of the Income Tax Act, or in the event of the Member’s death or marriage breakdown, the Member’s Spouse or Beneficiary, as the case may be, may elect to receive the Commuted Value of the benefits payable to such person under the Plan as a lump sum cash payment, provided that the appropriate forms are completed and filed as required by the Act, in full discharge of all obligations under the Plan.

18.12	Mandatory Transfer of Small Benefit

If at the earliest of the Member’s retirement, termination of employment, or death, the Commuted Value of the Defined Benefit Pension and Banff Lifts Pension payable under the Plan does not exceed 20% of the YMPE for the calendar year in which the event occurs, the Company may require the Member or the Member’s Spouse, as the case may be, to receive the Commuted Value as a lump sum cash payment or to transfer the Commuted Value to one of the options described in Section 7.05, in full discharge of all obligations under the Plan.

18.13	50% Unlocking

Notwithstanding any other provision of the Plan, on or after November 1, 2006,
(a)	a Member who has elected to transfer the Commuted Value of the benefits payable under the Plan to an annuity, a locked-in retirement account or to a life income fund under Section 6.05 or 7.05, and who has attained at least age 50; or

(b)	a Spouse who has elected to transfer the Commuted Value of the benefits payable under the Plan to a locked-in retirement account under Section 9.02 or to an annuity, locked-in retirement account or a life income fund under Section 7.05 and 18.04, and who has attained at least age 50,

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may elect, in the prescribed form and manner, (i) to receive up to 50% of the Commuted Value of the benefits payable under the Plan as a lump sum cash payment; or (ii) to transfer up to 50% of the Commuted Value of the benefits payable under the Plan to a registered retirement savings plan on a non-locked in basis.

Retirement Plan For Management Employees of Brewster Inc.	December 2009

APPENDIX A
BANFF LIFTS PLAN
This Appendix contains the text of the Pension Plan for the Employees of Banff Lifts Ltd. as it read on December 31, 1999. Relevant terms of the Banff Lifts Plan shall apply to Banff Lifts Members in respect of the Pensionable Service that they accrued under the terms of the Banff Lifts Plan to December 31, 1999. For the purposes of this Appendix, the Retirement Plan for Management Employees of Brewster Inc. shall be referred to as the Brewster Inc. Plan.
The relevant terms of the Banff Lifts Plan are listed below:
•	Applicable definitions that are used in relevant provisions of Articles 4, 5, 6, 7, 8 or 9

•	The provisions of Article 4 regarding voluntary contributions and the deposit of a refund from another plan to the extent that such contributions or deposits have occurred by December 31, 1999. No further contributions or deposits are permitted after December 31, 1999.

•	The provisions of Article 5 (early retirement)

•	The provisions of Article 6 (determination of amount of retirement benefit)

•	The provisions of Article 7 (pre-retirement death benefits)

•	The provisions of Article 8 (termination of employment)

•	The provisions of Article 9 (forms of retirement benefits)

•	Appendix 1 (listing of pensionable service)
Notwithstanding the above, effective January 1, 2000, certain provisions of the Banff Lifts Plan shall be interpreted as follows:
1.	Subsection 2.1 “Commuted Value” shall mean the definition of Commuted Value as stated in Section 1.09 of this Plan.

2.	Subsection 2.1 “Spouse” shall mean the definition of Spouse as stated in Section 1.37 of this Plan.

3.	Subsection 2.1 “Defined Benefit Limit” has the meaning given under the provisions of the Income Tax Act of Canada and the Regulations thereunder as they apply to registered pension plans.

4.	Section 18.04 “Marriage Breakdown” of this Plan shall be applied with respect to the appropriate benefits of the Banff Lifts Plan.

5.	References to “5 years of Continuous Service” or “5 years of continuous service” throughout the Banff Lifts Plan shall mean “2 years of Continuous Service”.

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6.	Reference to “the first day of the month following attainment of age 55” in subsection 5.2 shall mean “the first day of the month coincident with or following attainment of age 50” and the phrase “who has completed at least 5 years of Continuous Service” shall be deleted.

7.	Reference to “seventy-first (71st) birthday in subsection 5.3 shall mean “sixty-ninth (69th) birthday”.

8.	Reference to “reduced by 1/2%” in subsection 6.2 shall mean “reduced by five-twelfths of one percent (5/12%).

9.	The following words are added to the end of the paragraph in Section 6.2:

“, provided that such reduction shall not result in a pension that has a value less than the Actuarial Equivalent Value of the Member’s accrued pension payable at the Member’s normal retirement date.”

10.	Subsection 6.5 shall mean “A Member who is entitled to a pension in accordance with the provisions of Sections 5 and 6 shall be eligible to transfer the Commuted Value of his pension on a similar basis as those options and requirements as described in Section 6.05 of the Brewster Inc. Plan.

11.	Reference to “age 55” in subsection 8.3 shall mean “age 50”.

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